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EXHIBIT 10.29


                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into this 20/th/ day of April, 1998, by and between ZONAGEN, INC., a Delaware corporation (hereinafter referred to as the "COMPANY," which term shall for all purposes be deemed to include its successors and assigns), and Paul Lammers, MD, MSc (the "EXECUTIVE").

                                   WITNESSETH
                                   ----------

     WHEREAS, the Company desires to employ the Executive as its Senior V.P. of Regulatory and Clinical Affairs on the terms and subject to the conditions set forth herein, and the Executive desires to accept such employment.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   EMPLOYMENT.
          -----------

          (a) The Company hereby employs the Executive and the Executive hereby accepts employment as the Senior V.P. of Regulatory and Clinical Affairs of the Company, subject to the direction of the Board of Directors and the Company's officers designated by the Board of Directors, and shall perform and discharge well and faithfully the duties and responsibilities that are assigned to him by the Board of Directors. The Executive agrees to devote such of his time, attention and energy to the business of the Company, and any of its subsidiaries or affiliates, as may be required to perform the duties and responsibilities assigned to him by the Board of Directors to the best of his ability and with requisite diligence. If the Executive is appointed a director or elected to another executive officer position of the Company or any subsidiary thereof during the term of this Agreement, the Executive will serve in such capacity without further compensation.

          (b) The Executive agrees to comply in all material respects, at all times during the Executive Period (as defined in Section 2 hereof), with all applicable policies, rules and regulations of the Company.

     2.   TERM. Subject to the terms hereof, this Agreement shall commence on
          ----
          the date hereof (the "EXECUTION DATE") and shall terminate on the second anniversary of the Execution Date; provided, that this Agreement will automatically renew for successive one-year periods unless written notice of termination is given to the Executive by the Company not less than sixty (60) days before the expiration of the term hereof or any renewal period then in effect. The term of this Agreement shall include any such renewal periods and shall be referred to herein as the "EXECUTIVE PERIOD."
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EMPLOYMENT AGREEMENT
PAUL LAMMERS, MD, MSC

PAGE 2 OF 7


     3.   COMPENSATION.  For all services rendered under this Agreement, the
          -------------
          Company agrees to pay to Executive during the Executive Period:

          (i) A base monthly salary of $14,584, payable in equal semi-monthly installments or on any other periodic basis consistent with the Company's payroll procedures, subject only to such payroll and withholding deductions as are required by applicable federal and state laws.

     4.   FRINGE BENEFITS: EXPENSES.
          -------------------------

          (a) So long as the Executive is employed by the Company, the Executive shall participate in all employee benefit plans sponsored by the Company for its executive employees, including, but not limited to, vacation policy, health insurance, dental insurance and pension or profit-sharing plans; provided, however, that the nature, amount and limitations of such plans shall be determined from time to time by the Board of Directors of the Company.

          (b) The Company agrees to propose to the Compensation Committee of the Board of Directors that the Executive be granted stock options under the Company's Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "Plan") to purchase up to 40,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), at an exercise price equal to the closing sale price of a share of Common Stock, as reported by the NASDAQ Market, on the date of grant (which date shall be no later that the date of this Agreement), with such option to (i) vest in accordance with the Company's customary vesting schedule for stock options and (ii) automatically vest in full on a Change in Control (as defined in the Plan) of the Company.

          (c) The Company agrees to reimburse the Executive for all reasonable out-of-pocket expenses incurred by him in the performance of his duties, subject to the submission of appropriate documentation in accordance with the Company's expense reimbursement policy as in existence from time to time.
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EMPLOYMENT AGREEMENT
PAUL LAMMERS, MD, MSC

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          (d)  The Company will pay for all normal and customary expenses associated with moving your household belongings from New Jersey to Houston. In addition, the Company will reimburse you for normal closing costs associated with the sale of your home in New Jersey grossed up to cover tax consequences. If you voluntarily leave the Company before completing 12 months of service, you will compensate the Company for the costs defined in this paragraph. If you voluntarily leave the Company during the 13/th/ through 24/th/ month of service, you will compensate the Company for the costs defined in this paragraph on a pro-rated basis for the remaining number of months not worked on the date of termination.

     5.   CONFIDENTIAL INFORMATION AND NON-COMPETITION.   The Executive shall
          ----------------------------------------------
          execute and comply with the Proprietary Information and Inventions and Non-Competition Agreement in the form attached as Exhibit A hereto and incorporated herein by reference.

     6.   TERMINATION.
          ------------

          (a) At any time during the Executive Period, the Company may, at its sole discretion, discharge the Executive, with or without "cause". Such termination shall be effective on delivery of written notice to the Employee of the Company's election to terminate this Agreement under this Section 6. For purposes of this Agreement, the following events shall constitute "CAUSE":
               (i) the conviction of the Executive by a court of competent jurisdiction of a crime involving moral turpitude; (ii) the commission, or attempted commission, by the Executive of an act of fraud on the Company; (iii) the misappropriation, or attempted misappropriation, by the Executive of any funds or property of the Company; (iv) the continued and unreasonable failure by the Executive to perform in any material respect his obligations under the terms of this Agreement; (v) the knowing engagement by the Executive, without the written approval of the Board of Directors, in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy; (vi) the knowing engagement by the Executive, without the written approval of the Board of Directors, in any activity which competes with the business of the Company or which would result in a material injury to the Company; or (vii) the knowing engagement by the Executive in any activity that would constitute a material violation of the provisions of the Company's Insider Trading Policy or Business Ethics Policy, if any, then in effect.
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EMPLOYMENT AGREEMENT
PAUL LAMMERS, MD, MSC

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               If the Company terminates the Executive's employment under this
               Agreement for reasons other than Cause, then the Company shall, subject to the terms of this Section 6, pay to the Employee (or his estate or representative, as appropriate) an amount equal to six (6) months compensation at his then current salary, payable bi-monthly or in accordance with the Company's payroll procedures, and shall continue to provide benefits in the kind and amounts provided up the date of termination for the 6-month period, including, without limitation, continuation of any Company-paid benefits as described in Section 5 of this Agreement for the Executive and his family. Under no circumstances shall the Executive be entitled to any compensation or continuation of benefits for any period of time following his termination if his termination is for Cause. If the Company terminates the Executive's employment under this Agreement for reasons other than Cause, the Executive agrees to accept, in full settlement of any and all claims, losses, damages and other demands that the Executive may have arising out of such termination as liquidated damages and not as a penalty, the six-month salary payments and continuation of Company-paid benefits as set forth above. The Executive hereby waives any and all rights that he may have to bring any cause of action or proceeding, as a result of such termination, except to enforce the Company's obligation to pay amounts owing pursuant to this Section 6.

          (b) This Agreement will terminate automatically on the earliest to occur of: (i) the death or disability of the Executive; (ii) the voluntary retirement of the Executive; or (iii) the expiration of the Executive Period unless otherwise renewed.

          (c) If at any time during the term of this Agreement, the Executive is unable to perform effectively his duties hereunder because of physical or mental disability, the Company shall continue payment of compensation as provided in Section 3 hereof during the first six-month period of such disability to the extent not covered by the Company's disability insurance policies. On the expiration of such six-month period, the Company, at its sole discretion, may continue payment of the Executive's salary for such additional periods as the Company elects or may terminate this Agreement without any further obligations thereunder. If the Executive should die during the term of this Agreement, the Executive's employment and the Company's obligations hereunder shall terminate as of the last day of the month in which the Executive's death occurs.
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EMPLOYMENT AGREEMENT
PAUL LAMMERS, MD, MSC

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          (d)  Notwithstanding the terms of Section 6(a) above, the Executive shall be obligated to actively pursue employment following termination of his employment to be entitled to be paid the continuation of salary provided in Section 6(a), and the Company's obligation to pay any such continuation of salary shall terminate at such time as the Executive commences employment with another employer; provided, however, that nothing herein shall obligate the Executive to pursue or accept employment for a position that is not commensurate with his current position at the Company or otherwise acceptable to him.

          (e) At any time during the term of this Agreement, the Executive may terminate this Agreement by giving at least thirty days written notice to the Company of his intent to terminate this Agreement, with the date of termination to be specified in such notice.

          (f)  If this Agreement is terminated by the Executive pursuant to
               Section 6(e) hereof, then the Company will have no obligation to pay any amount to the Executive other than amounts earned or accrued pursuant to Section 3 hereof, but which have not yet been paid, as of the date of termination.

     7.   ASSIGNMENT BY EXECUTIVE. Except as otherwise expressly provided
          -----------------------
          herein, the Executive agrees for himself, and on behalf of his executors and administrators, heirs, legatees, distributees and any other person or persons claiming any benefits under him by virtue of this Agreement, that this Agreement and the rights, interests and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Executive or any executor, administrator, heir, legatee, distributee or person claiming under the Executive by virtue of this Agreement and shall not be subject to execution, attachment or similar process. Any attempt at assignment, transfer, pledge or hypothecation or other disposition of this Agreement or of such rights, interests and benefits contrary to the foregoing provision, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

     8.   SUCCESSORS OF THE COMPANY. This Agreement shall be binding on and
          -------------------------
          inure to the benefit of any Successor (as hereinafter defined) of the Company and any such Successor shall be deemed substituted for the Company under the terms of this Agreement. As used in this Agreement, the term "SUCCESSOR" shall include any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the assets or businesses of the Company; but no such substitution shall relieve such companies of their original obligations hereunder. This Agreement may not otherwise be assigned by the Company without the Executive's consent to any person, firm, corporation, limited liability company, trust or other entity.
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EMPLOYMENT AGREEMENT
PAUL LAMMERS, MD, MSC

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     9.   NOTICES. All notices or other communications that are required or may
          --------
          be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier or mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.


                    If to the Company:

                    Zonagen, Inc.
                    2408 Timberloch Place, Suite B-4
                    The Woodlands, Texas  77380
                    Attn:  Joseph S. Podolski

                    If to the Executive:

                    Paul Lammers, MD, MSc
                    123 Morris Turnpike
                    Randolph, NJ  07869

     10.  WAIVER OF BREACH. A waiver by the Company or the Executive of a breach
          ----------------
          of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other breach by the other party.

     11.  GOVERNING LAW.  This Agreement shall be governed by and construed in
          -------------
          accordance with the laws of the State of Texas.

     12.  SEVERABILITY. If any provision of this Agreement shall, for any
          ------------
          reason, be held to violate any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein which shall remain in full force and effect.

     13.  AMENDMENT. This Agreement constitutes and contains the entire
          ---------
          agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may be modified only by an agreement in writing executed by all the parties hereto.

     14.  HEADINGS. The section and subsection headings contained in this
          --------
          Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
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EMPLOYMENT AGREEMENT
PAUL LAMMERS, MD, MSC

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     15.  COUNTERPARTS. This Agreement may be executed in any number of
          ------------
          counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

     16.  CUMULATIVE REMEDIES. All rights and remedies hereunder are cumulative
          -------------------
          and are in addition to all other rights and remedies provided by law, agreement or otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   COMPANY:

                                   ZONAGEN, INC.


                                   /s/ Joseph S. Podolski
                                   ---------------------------------
                                       Joseph S. Podolski
                                       President and Chief Executive Officer


                                   EXECUTIVE:


                                   /s/ Paul Lammers
                                   ---------------------------------
                                       Paul Lammers, MD MSc